EXHIBIT 10.18

                                OPTION AGREEMENT

                  This OPTION AGREEMENT, dated as of December 29, 1999, is made and entered into by and between QUETZAL BILINGUAL COMM., Inc., a California corporation("Seller"), and RADIO UNICA CORP., a Delaware corporation ("Buyer").

                  WHEREAS, Seller is the owner and operator of radio station KURS, licensed to broadcast on frequency 1040 kHz, at San Diego, California (the "Station");

                  WHEREAS, Buyer is the wholly owned subsidiary of Radio Unica Communications Corp., a Delaware corporation ("Parent");

                  WHEREAS, Seller and Buyer have entered into a Time Brokerage Agreement ("TBA"), dated as of December 29, 1999, whereby Seller has made available to Buyer substantial broadcasting time on the Station; and

                  WHEREAS, in connection with the TBA the parties have agreed that Seller will grant to Buyer an option to purchase the assets used in the conduct of the business and ownership and operation of the Station on the terms and conditions set forth herein and subject to the rules, regulations and policies of the Federal Communications Commission ("FCC").

                  NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and other good and valuable consideration, the parties, intending to be legally bound, hereby agree as follows:

SECTION 1.        OPTION TO PURCHASE ASSETS

                  1.1 In consideration of Buyer entering into the TBA with Seller upon the terms and conditions set forth therein, Seller hereby grants to Buyer an exclusive, irrevocable option (the "Option") to purchase the assets, real, personal and mixed, tangible and intangible, owned and held by Seller that are used in the conduct of the business and operations of the Station (the "Station Assets"), free and clear of all material debts, liens, encumbrances or other liabilities, subject to the terms and conditions set forth herein.

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                  1.2 The Option granted hereunder may be exercised at any time from September 1 - 30, 2000; December 1 - 31, 2000; March 1 - 31, 2001; June 1 -
30, 2001; September 1 - 30, 2001; December 1 - 31, 2001; March 1 - 31, 2002;
June 1 - 30, 2002; September 1 - 30, 2002; and December 1 - 31, 2002.

                  1.3 In the event that Buyer wishes to exercise the Option, Buyer shall give written notice (the date of such notice being referred to as the "Exercise Date") to Seller and the giving of such notice shall be deemed to exercise the Option. In the event that the Option is exercised, the parties shall, within ten (10) days of the Exercise Date, execute an Asset Purchase Agreement (the "Purchase Agreement") in substantially the form attached hereto as Exhibit A, it being understood that (i) the asset purchase price shall be as set forth in Section 1.4 of this Agreement and (ii) the only changes to such form shall be changes, if any, in the information contained in the schedules thereto and the addition, if any, of schedules thereto that are reasonably required to reflect events occurring after the date hereof; PROVIDED, HOWEVER, that Buyer shall not be required to accept any such change that could reasonably be expected to cause a materially adverse change in, or have a materially adverse effect on, the assets to be conveyed to Buyer pursuant to the Purchase Agreement or the ability of Seller to consummate the transactions contemplated by the Purchase Agreement, and thereafter Buyer and Seller shall perform their respective obligations under the Purchase Agreement, including, without limitation, filing and prosecuting an appropriate application for FCC consent to the assignment of the FCC licenses for the Station from Seller to Buyer. Notwithstanding anything contained in this Agreement to the contrary, Buyer may withdraw its notice of exercise of its Option at any time prior to its execution of the Purchase Agreement; PROVIDED, however, that the Option will then terminate.

                  1.4 Subject to the adjustment in Section 1.5 hereof, the purchase price for the Station Assets shall be $10, 124,000.00 payable as follows: $8,062,000.00 payable in immediately available funds (the "Cash Consideration") and $2,062,000.00 payable in shares of common stock of Parent par value $.01 per share (the "Stock Consideration"); PROVIDED, THAT Seller in its sole discretion, upon ten business days written notice to Buyer, may elect to receive any or all of the Cash Consideration in a promissory note in the form attached hereto as Exhibit B. The number of shares of common stock of Parent par value $.01 per share ("Parent Common Stock") which Seller shall be entitled to receive pursuant to this Section 1.4 shall be determined by dividing the Stock Consideration by the Share Price, as hereinafter defined. The Share Price shall be the average daily price per share of the


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Parent Common Stock during the week preceding the Closing Date, as defined in the Purchase Agreement.

                  1.5 The firm of Dutreil, Rackley and Associates ("Dutreil Rackley"), at Buyer's expense, shall evaluate the current station upgrade plans of Seller to increase the operating power of the Station. Within thirty days of execution of the TBA, Dutreil Rackley shall present its evaluation to Buyer. If such upgrade plans are approved by Dutreil Rackley, Buyer agrees to reimburse Seller for those costs preapproved by Buyer and incurred by Seller from and after the date of execution of the TBA in connection with such upgrade plans. The parties agree that the purchase price specified in Section 1.4 hereof, shall be increased by such reimbursement amount, such amount payable in immediately available funds.

                  1.6 In addition to reimbursing Seller as provided in Section
1.5 hereof, upon the execution of the TBA, Buyer agrees to pay to Seller $30,000.00 in immediately available funds as reimbursement for engineering costs, such amount to be paid by wire transfer to an account specified by Quetzal in writing; PROVIDED, HOWEVER, that if Buyer does not exercise the Option, such $30,000.00 reimbursement shall be paid back to Buyer without interest within thirty (30) days following the termination of the TBA and owed by Buyer to Seller.

SECTION 2.        SPECIFIC PERFORMANCE

                  The parties agree that the FCC licenses and the broadcast business of the Station made possible thereby are unique assets not readily available on the open market. For this reason, Seller acknowledges that monetary damages alone would not be adequate to compensate Buyer and that specific performance is an appropriate remedy for Buyer in the event this Agreement is breached by Seller. The parties agree that the rights afforded by the preceding sentence shall be in addition to any and all rights Buyer may have at law or equity. If any action is brought by Buyer to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law.



SECTION 3.        REPRESENTATIONS AND WARRANTIES OF SELLER


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                  Seller represents and warrants to Buyer as follows:

                  3.1 Seller is, and upon exercise of the Option will be, a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

                  3.2 Seller has, and upon the exercise of the Option will have, full corporate power and authority to enter into this Agreement and the Purchase Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the Purchase Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and any other instruments contemplated hereby when executed will constitute, the legal, valid and binding obligations of Seller, enforceable in accordance with their terms, except as may be affected by bankruptcy and insolvency laws and court-applied equitable principles.

                  3.3 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the compliance with the terms, conditions and provisions of this Agreement, with or without the giving of notice or the passage of time, or both, will not: (i) violate any provision of Seller's articles of incorporation or by-laws, (ii) conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which Seller is party or by which it or any of the assets of Seller may be bound or affected, or any decree, judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, ordinance, rule or regulation, including but not limited to the Communications Act of 1934, as amended (the "Act"), and the rule and regulations of the FCC promulgated thereunder.

                  3.4 All of the Station Assets are, and upon the exercise of the Option all of the Station Assets will be, owned by Seller free and clear of all liens, pledges, charges, claims, security interests of other encumbrances, whether consensual, statutory or otherwise (collectively, "Liens").

SECTION 4.        COVENANTS OF SELLER


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                  4.1 So long as this Agreement is in effect, Seller covenants that it will not, without the Buyer's prior written approval, which shall not be unreasonably withheld:

                           (a) Create, assume or suffer to exist, directly or
indirectly, any mortgage, deed of trust or Lien of any nature whatsoever, upon any of the Station Assets, now owned or hereafter as acquired, excluding, Liens incurred in the ordinary course of business.

                           (b) Sell, transfer, lease or otherwise dispose of any
of the Station Assets whose value exceeds $5,000.00 or 25,000.00 in the aggregate, except in connection with the acquisition of replacement property of equivalent kind and value.

                           (c) Enter into any agreement to consolidate or merge
with or into, or to sell all or substantially all of its capital stock, properties or assets to, any person or entity.

                           (d) Enter into any agreement or grant any person or
entity a right to purchase the Station's FCC licenses or all or substantially all of the Station Assets.

                           (e) Enter into any agreement or take any other action
that would interfere with, or prevent, Seller from transferring the Station Assets to Buyer as contemplated hereunder or under the Purchase Agreement.

                           (f) Take any action that jeopardizes the validity or
enforceability of or rights under the Station's FCC licenses.

                  4.2 So long as this Agreement is in effect, Seller covenants that it will:

                           (a) Subject to the terms and conditions of the TBA,
(i) carry on the business and activities of the Station in the ordinary course of business, consistent with past practices of Seller, (ii) pay or otherwise satisfy all obligations of the Station as they come due and payable; (iii) maintain all Station Assets in customary repair, order and condition; and (iv) maintain its books of account, records and files in substantially the same manner as heretofore maintained.


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                           (b) Maintain the validity of the Station's FCC
licenses, comply in all material respects with all requirements of the Station's FCC licenses and the rules and regulations of the FCC, and deliver to Buyer, within ten (10) days after filing, copies of any reports, applications or responses to the FCC related to the Station that are filed from and after the date hereof.

                           (c) Maintain in full force and effect all existing
casualty, liability and other insurance insuring the Station and the Station Assets in amounts not less than those in effect on the date hereof.

                           (d) Upon receiving notice or otherwise becoming aware
of any violation relating to the Station's FCC licenses, any violation by the Station of any rules and regulations of the FCC or any material violations under any other applicable laws and regulations, promptly notify Buyer and, at Seller's expense, use reasonable commercial efforts to cure all such violations in a timely fashion.

SECTION 50        REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Seller as follows:

                  5.1 Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  5.2 Buyer has full corporate power and authority to enter into this Agreement and the Purchase Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes, and any other instruments contemplated hereby when executed will constitute, the legal, valid and binding obligations of Buyer, enforceable in accordance with their terms, except as may be affected by bankruptcy and insolvency laws and court-applied equitable principles.

                  5.3 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the compliance with the terms, conditions and provisions of this Agreement, with or without the giving of notice or the passage of time, or both, will not: (i) violate any provision of Buyer's articles of incorporation or by-laws, (ii) conflict with or result in a breach of or constitute a


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default under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which Buyer is party or by which it or any of the assets of Buyer may be bound or affected, or any decree, judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, ordinance, rule or regulation, including but not limited to the Act and the rule and regulations of the FCC promulgated thereunder.

SECTION 60        MISCELLANEOUS

                  6.1 If any provision or provisions contained in this Agreement are held to be invalid, illegal or unenforceable, this shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had not been contained herein.

                  6.2 No party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any purported assignment without such consent shall be null and void and of no legal force or effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  6.3 No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties.

                  6.4 The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

                  6.5 This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of California, without giving effect to any choice or conflict of law provision or rule thereof.

                  6.6 Any notice required hereunder shall be in writing and any notice or other communications shall be deemed given when delivered personally or one (1) day after deposited with a recognized overnight air courier for overnight delivery and addressed as follows:


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                  (a)      If to Buyer:

                           Radio Unica Corp.
                           8400 N.W. 52nd Street
                           Suite 101
                           Miami, Florida  33176
                           Attn:   Joaquin F. Blaya
                           Phone:   (305-442-4077

                           with a required copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           1440 New York Avenue, N.W.
                           Washington, D.C.  20005
                           Attn:  John C. Quale, Esq.
                           Phone:  (202) 371-7200

                  (b)      If to Seller:

                           Quetzal Bilingual Comm., Inc.
                           News Plaza Building
                           296 H Street, 3rd Floor
                           Chula Vista, CA 91910
                           Attn:   Jaime Bonilla
                           Phone:  (619) 427-5877


                           with a required copy to:

                           The Aventine-LaJolla
                           8910 University Center Lane
                           Suite 170
                           San Diego, CA 92122
                           Attn:  Steven McCue
                           Phone:  619-455-9210


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                           and to:

                           Taylor Thiemann & Aitken, L.C.
                           908 King Street
                           Suite 300
                           Alexandria, VA 22314
                           Attn:  Robert L. Thompson
                           Phone: 703-836-9400

or such other address as the addressee may have specified in a notice duly given to the sender as provided herein.

                  6.7 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  6.8 After the date hereof, Buyer shall be afforded reasonable opportunity to inspect the Station and the books and records of the Seller relating to the Station and the Station Assets upon reasonable advance request.

                  6.9 Buyer and Seller each agrees that it will use its best efforts to keep confidential (except for such disclosure to attorneys, bankers, underwriters, investors, etc. as may be appropriate in the furtherance of this transaction and except for such filings with the FCC as may be required) all information of a confidential nature obtained in connection with the transactions contemplated by this Agreement and, in the event that such transactions are not consummated, each party will return to the other party such documents and other material obtained from the other party in connection therewith.

                  6.10 Buyer and Seller shall jointly prepare, and determine the timing of, any press release or other announcement to the public relating to the execution of this Agreement. No party hereto will issue any press release or make any other public announcement relating to the transactions contemplated hereby without the prior consent of the other party hereto, except that any party may make any disclosure required to be made by it under applicable law if it determines in good faith that it is appropriate to do so and gives prior notice to the other party.

                  6.11 Each party shall bear its respective costs incurred in connection with the transactions contemplated by this Agreement.


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                  6.12 Seller agrees that from the date hereof and during the time period in which the Option is exercisable hereunder, or if the Option is exercised, during the period prior to execution of the Purchase Agreement, it shall not offer or seek to offer, or entertain or discuss any offer, to sell the Station or the Station Assets, other than as contemplated under this Agreement.

                  6.13 This Agreement (together with the Exhibits hereto) and the TBA embody the entire agreement between the parties regarding the subject matter hereof and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof.

                  6.14 Prior to consummation of the Purchase Agreement and to obtaining consent from the FCC, Buyer shall not, directly or indirectly, control, supervise or direct or attempt to control, supervise or direct the operations of the Station or Seller; such operations, including complete ultimate control and supervision of all of the Station's programs, employees and policies, shall remain the sole responsibility of Seller, as set forth in the rules and policies of the FCC.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Option Agreement on the day and year first written above.

                                  QUETZAL BILINGUAL COMM., INC.

                                  By:
                                      ----------------------------
                                      Name:
                                      Title:

                                  RADIO UNICA CORP.

                                  By:
                                      ----------------------------
                                      Name:
                                      Title:


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                                                                       EXHIBIT A

                        FORM OF ASSET PURCHASE AGREEMENT

                                                                       EXHIBIT B

                             FORM OF PROMISSORY NOTE